UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2006

LAUREATE EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-22844	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fleet Street, Baltimore, Maryland		21202
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code:   (410) 843-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On February 8, 2006, Laureate Education, Inc. (the “Company”) received notice of certain adjustments proposed by the Internal Revenue Service (the “Service”) with respect to the Company’s 2000 federal income tax return.  The proposed adjustments primarily relate to the gain on the sale of the Company’s Prometric testing subsidiary in 2000 for $775 million.  The Service claims that the Company owes additional taxes of approximately $54.6 million, plus penalties and interest.    The Company intends to appeal and contest vigorously the Service’s determination and believes that it has properly recorded the transaction.  However, no assurance can be given as to the eventual outcome of this issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Robert W. Zentz
Name: Robert W. Zentz
Title: Senior Vice President and General Counsel

Date: February 14, 2006